UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2020

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

(a)Fortune Brands Home & Security, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 28, 2020.

(b)At the Annual Meeting, our stockholders voted on the following matters: (i) election of three directors to serve as Class III directors for a term of three years expiring at the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2020; and (iii) approve, on an advisory basis, the compensation paid to the Company’s named executive officers. Set forth below are the voting results for each of these proposals:

Proposal 1:	The election of three Class III directors for a three-year term expiring at the 2023 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Nicholas I. Fink	114,202,852	894,569	157,471	10,946,776
A.D. David Mackay	113,013,641	2,009,728	231,523	10,946,776
David M. Thomas	109,709,188	5,390,326	155,378	10,946,776

Proposal 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020

For	Against	Abstain
124,271,897	1,777,258	152,513

Proposal 3:	An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
106,757,559	8,153,032	344,301	10,946,776

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.

(Registrant)

By:/s/Robert K. Biggart Name:Robert K. Biggart
Title:Senior Vice President, General Counsel and Secretary

Date:  May 1, 2020